                           ARTICLES OF INCORPORATION

                                      OF

                              TIB FINANCIAL CORP.

          ARTICLE 1.  NAME.  The name of the Corporation is TIB Financial Corp.
          ---------   ----

          ARTICLE 2.  STATE OF ORGANIZATION.  The Corporation is organized
          ---------   ---------------------
pursuant to the provisions of the Florida Business Corporation Act (the "Code").

          ARTICLE 3.  CAPITAL STOCK.
          ---------   -------------

               (A) AUTHORIZED SHARES. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue 5,000,000 shares of common stock, par value $0.10 per share (the "Common Stock"). The shares may be issued from time to time as authorized by the Board of Directors of the Corporation without further approval of the shareholders except as otherwise provided herein or to the extent that such approval is required by statute, rule or regulation.

               (B) COMMON STOCK. Except as otherwise provided by statute, the holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one vote for each share held of record by such holder, including the election of directors. There shall be no cumulative voting rights in the election of directors of the Corporation.

          ARTICLE 4.  REGISTERED OFFICE, REGISTERED AGENT, AND PRINCIPAL OFFICE.
          ---------   ---------------------------------------------------------
The initial registered office of the Corporation shall be at 317 Whitehead Street, Key West, Florida 33040. The initial registered agent of the Corporation at that address shall be James Hendrick, Esq. The initial principal office of the Corporation shall be at 99451 Overseas Highway, Key Largo, Florida 33037.
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          ARTICLE 5.  DIRECTORS.
          ---------   ---------

               (A) The Corporation shall be under the direction of the Board of Directors. The Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) directors. The number of directors within this range shall be fixed from time to time only by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.

               (B) The initial Board of Directors of the Corporation shall consist of the ten (10) members who shall serve in the classes indicated, whose names and addresses are set forth below:

                                CLASS I - 1997

          NAME                               ADDRESS
          ----                               -------
     William Eldon Chasteen             127 Harbor View Drive
                                        Tavernier, Florida  33070

     W. Kenneth Meeks                   Pen Key Club
                                        Islamorada, Florida  33036

     Richard J. Williams                Williams Drive
                                        Islamorada, Florida  33036

                                CLASS II - 1998

          NAME                               ADDRESS
          ----                               -------
     B. G. Carter                       Long Ben Lane
                                        Cudjoe Key, Florida  33042

     Armando J. Henriquez               3615 Sunrise Drive
                                        Key West, Florida  33040

     James R. Lawson, III               122 East Shore Drive
                                        Key Largo, Florida  33037

                               CLASS III - 1999

          NAME                               ADDRESS
          ----                               -------
     Edward V. Lett                     87465 Old Highway, #225
                                        Islamorada, Florida  33036

     Scott A. Marr                      496 Caribbean Drive
                                        Key Largo, Florida  33037

     Derek D. Martin-Vegue              2020 Manor Lane
                                        Marathon, Florida  33050

     Joseph H. Roth, Jr.                88181 State Road, #E-33
                                        Islamorada, Florida  33036

               (C)  The Board of Directors shall be divided into three classes:
Class I, Class II, and Class III, with each class to be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of shareholders of the Corporation (the "Annual Meeting") following the Annual Meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the date of the Annual Meeting held in 1997, the directors first elected to Class II shall serve for a term ending on the date of the Annual Meeting held in 1998, and the directors first elected to Class III shall serve for a term ending on the date of the Annual Meeting held in 1999. Notwithstanding the foregoing, each director shall serve until his successor is elected and qualified or until his death, resignation or removal.

               (D) Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directorships, may be filled by the vote of a majority of directors then in office. Any director so chosen shall hold office until such director's successor shall have been elected and qualified. Any director chosen by the Board of Directors to fill a vacancy created, other than by reason of an increase in the number of

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

directorships, shall serve for the unexpired term of the director whose vacancy is being filled. Any director chosen by the Board of Directors to fill a vacancy created by reason of an increase in the number of directorships shall serve for a term to expire at the next election of directors by the shareholders.

          ARTICLE 6.  DIRECTOR'S LIABILITY.  A director of the Corporation shall
          ---------   --------------------
not be personally liable to the Corporation or its shareholders for monetary damages for breach of his duty of care or other duty as a director by reason of any act or omission occurring subsequent to the effective date of this provision, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;
(iii) for the types of liability set forth in Section 607.0831 of the Code; or
(iv) for any transaction from which the director derives an improper personal benefit. If the Code is amended to authorize corporate action further limiting the personal liability of directors, then the liability of a director of the Corporation shall be limited to the fullest extent permitted the Code, as so amended. Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director of Corporation existing at the time of such repeal or modification.

          ARTICLE 7.  SHAREHOLDER MEETINGS.
          ---------   --------------------

               A. CALL OF SPECIAL MEETINGS. Special meetings of shareholders may be called at any time by the Chairman of the Board or the President or by a majority of the directors then in office or by the written request of the holders of at least 67% of the then outstanding shares of capital stock of the Corporation entitled to be cast, voting together as a single class.

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

               B. NO ACTION BY WRITTEN CONSENT. The shareholders of the Corporation shall not be entitled to take any action by written consent in lieu of taking such action at an annual or special meeting of shareholders called for that purpose.

               C. NOTICE. Advance notice of shareholder nominations for election of directors and of business to be brought by shareholders before any meeting the shareholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

          ARTICLE 8.  INDEMNIFICATION.
          ---------   ---------------
               A. Each person who is or was a director or officer of the Corporation, and each person who is or was a director or officer of the Corporation who at request of the Corporation is serving or has served as an officer, director, partner, joint venturer or trustee of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against those expenses (and the Corporation may pay or reimburse expenses incurred by such person as a party to a proceeding in advance of final disposition of the proceeding if such person executes a written undertaking to repay such advances if it is ultimately determined that he is not entitled to indemnification under this Article or otherwise) (including attorneys' fees up to and through any final appeal), judgments, fines and amounts paid in settlement which are allowed to be paid or reimbursed by the Corporation under the laws of the State of Florida and which are actually and reasonably incurred in connection with any action, suit or proceeding, pending or threatened, whether civil, criminal, administrative or investigative, in which such person may be involved by reason of his being or having been a director or officer of this Corporation or of such other enterprises. Such indemnification shall be made only in accordance with the laws of the State of Florida and subject to the conditions prescribed therein.

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

               B. In any instance where the laws of the State of Florida permit indemnification to be provided to persons who are or have been an officer or director of the Corporation or who are or have been an officer, director, partner, joint venturer trustee of any such other enterprise only on a determination that certain specified standards of conduct have been met, upon application for indemnification by any such person, the Corporation shall promptly cause such determination to be made (i) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to proceeding; (ii) if a quorum cannot be obtained, then by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties participate), consisting solely of two (2) or more directors not at the time parties to proceeding; (iii) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed in
(i) or (ii), or if a quorum of the Board of Directors cannot be obtained under
(i) and a committee cannot be designated under (ii), selected by majority vote of the full Board of Directors (in which selection directors who are parties participate); or (iv) by the shareholders, but shares owned or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

               C. As a condition to any such right of indemnification, the Corporation may require that it be permitted to participate in the defense of any such action or proceeding through legal counsel designated by the Corporation and at the expense of the Corporation.

               D. The Corporation may purchase and maintain insurance on behalf of any such officers and directors whether or not the Corporation would have the power to indemnify such officers and directors against any liability under the laws of the State of Florida. If any expenses or other amounts are paid by way of indemnification, other than by court order, action

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by shareholders or by an insurance carrier, the Corporation shall provide notice of such payment to the shareholders in accordance with the provisions of laws of the State of Florida.

               E. The indemnification and advancement of expenses provided in this Article shall not be deemed exclusive of any other rights, in respect to indemnification or otherwise, to which the persons seeking indemnification or advancement of expenses may be entitled under any bylaws, resolution, agreement, statute or otherwise.

               F. The rights to indemnification and advancement of expenses provided by this Article shall be deemed a contract between the Corporation and each such person and any modification or repeal of this Article shall not affect any right or obligation then existing with respect to any stated fact then or previously existing or any action, or proceeding previously or thereafter brought or threatened based in whole or in part on any such state of facts. Such contract right may not be modified or repealed without consent of each such person. The rights to indemnification and advancement of expenses provided by this Article shall continue to a person entitled to indemnification hereunder who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors or administrators of each such person.

               G.   Notwithstanding anything contained herein to the contrary,
Article 8 is intended to provide indemnification to each director and officer of the Corporation to the fullest extent authorized by the Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader rights than said statute permitted the Corporation to provide prior thereto).

          ARTICLE 9.   BYLAWS.  In furtherance and not in limitation of the
          ---------    ------
power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend and repeal the

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

Bylaws of the Corporation by vote of a majority of the directors then in office, subject to the powers of the holders of the capital stock of the Corporation to alter, amend or repeal the Bylaws; provided, however, that, with respect to the powers of the holders of capital stock to alter, amend and repeal the Bylaws of the Corporation, notwithstanding any other provisions of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of holders of any particular class or series of the capital stock of the Corporation required by law, or these Articles of Incorporation, the affirmative vote of holders of at least 67% of the voting power of the then outstanding shares of capital stock entitled to be cast, voting together as a single class, shall be required to alter, amend or repeal any provision of Bylaws.

          ARTICLE 10.  AMENDMENT OF ARTICLES OF INCORPORATION.  The Corporation
          ----------   --------------------------------------
reserves the right to amend, alter, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the preceding sentence, the provisions set forth in this Article and Articles 3, 6, 7, 8, and 9 hereof may not be altered, amended or repealed in any respect, and no other provision(s) may be adopted which would impair in any respect the operation or effect of any such provisions, except by the affirmative vote of holders of at least 67% of the voting power of the then outstanding shares of capital stock, voting together as a single class; provided, however, that such 67% voting requirement shall not be applicable if the Board of Directors of the Corporation shall approve such action by resolution adopted by at least 67% of the directors then in office, in which case the affirmative vote of holders of a majority of the then outstanding shares of capital stock entitled to be cast at the

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

meeting of shareholders called for that purpose, voting together as a single class, shall be required to approve such action.

          ARTICLE 11.  SAVINGS CLAUSE.  In the event any provision (or portions
          ----------   --------------
thereof) of these Articles of Incorporation shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of these Articles of Incorporation shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its shareholders that each such remaining provision (or portions thereof) of these Articles of Incorporation remain, to the fullest extent permitted by law, applicable and enforceable as to all shareholders notwithstanding any such finding.

          ARTICLE 12.  INCORPORATOR.  The name and address of the incorporator
          ----------   ------------
of the Corporation is Edward V. Lett, 99451 Overseas Highway, Key Largo, Florida 33037.

          IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation.



                                      /s/ Edward V. Lett
                                      ---------------------------------------
                                      Edward V. Lett, Incorporator

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

             CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE
                 FOR THE SERVICE OF PROCESS WITHIN THIS STATE,
                 NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.



     Pursuant to Chapter 48.091, Florida Statutes, the following is submitted:

     That TIB FINANCIAL CORP., desiring to organize under the laws of the State of Florida with its initial registered office, as indicated in the Articles of Incorporation, at 317 Whitehead Street, Key West, State of Florida, 33040, has named James Hendrick, Esq. as its agent to accept service of process within this state.

ACKNOWLEDGMENT:

     Having been named to accept service of process for the corporation named above, at the place designated in this Certificate, I agree to act in that capacity, to comply with the provisions of the Florida Business Corporation Act, and am familiar with, and accept, the obligations of that position.


                                           /s/ James Hendrick
                                   --------------------------------------
                                              James Hendrick, Esq.

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